Exhibit 99.4

CLOUD.COM, INC.

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

CLOUD.COM, INC.

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE.

The purpose of the Plan is to offer selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or nonstatutory stock options) and the award or sale of Shares.

The Plan was adopted by the Board of Directors effective August 13, 2008, and is hereby amended and restated subject to and effective immediately prior to the Closing (as defined in that certain Agreement and Plan of Merger by and among inter alia Citrix Systems, Inc. and the Company, dated as of June 23, 2011 (the “Merger Agreement”)).

SECTION 2. DEFINITIONS.

2.1 “Accelerate, Accelerated, and Acceleration” means: (a) when used with respect to an Option, that as of the time of reference the Option will become exercisable with respect to some or all of the shares of Stock for which it was not then otherwise exercisable by its terms and (b) when used with respect to Restricted Stock, that the Risk of Forfeiture otherwise applicable to the Stock shall expire with respect to some or all of the shares of Restricted Stock then still otherwise subject to the Risk of Forfeiture.

2.2 “Acquisition” shall mean the occurrence of any of the following events:

(a) a merger or consolidation of the Company with or into another person; or

(b) the sale, transfer, or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions, unless, in the case of foregoing clauses (i) and (ii), securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to that transaction.

2.3 “Affiliate” shall mean any corporation, partnership, limited liability company, limited liability partnership, business trust, or other entity controlling, controlled by or under common control with the Company.

2.4 “Award” means any grant or sale pursuant to the Plan of Options or Restricted Stock.

2.5 “Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.6 “Board” shall mean the Board of Directors of the Company, as constituted from time to time.

2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.8 “Commission” means the Securities and Exchange Commission.

2.9 “Committee” means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 3 of the Plan. For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.10 “Company” shall mean Cloud.com, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Cloud.com, Inc. which shall by appropriate action adopt the Plan.

2.11 “Consultant” shall mean a consultant or advisor who is not an Employee or Director and who performs bona fide services for the Company, a Parent or Subsidiary.

2.12 “Director” shall mean a member of the Board of the Company, a Parent or a Subsidiary.

2.13 “Disability” shall mean a condition that renders an individual unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment as determined in the Board’s sole discretion.

2.14 “Effective Date” means August 13, 2008, the original effective date of the Plan.

2.15 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary and who is an “employee” within the meaning of section 3401(c) of the Code and regulations issued thereunder.

2.16 “Exchange Act” shall mean the U.S. Securities and Exchange Act of 1934, as amended, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.17 “Grant Date” means the date on which an Option or other Award is granted.

2.18 “Incentive Option” shall mean an incentive stock option described in section 422(b) of the Code.

2.19 “Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations. If the date for which Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s “initial public offering.”

2.20 “Nonstatutory Option” shall mean a stock option that is not an Incentive Option.

2.21 “Option” shall mean an option to purchase shares of Stock.

2.22 “Optionee” shall mean a Participant to whom an Option shall have been granted under the Plan.

2.23 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

2.24 “Participant” means any holder of an outstanding Award under the Plan.

2.25 “Plan” shall mean the Cloud.com, Inc. Amended and Restated 2008 Stock Incentive Plan.

2.26 “Restricted Stock” means a grant or sale of shares of Stock to a Participant subject to a Risk of Forfeiture.

2.27 “Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.28 “Risk of Forfeiture” means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.29 “Securities Act” shall mean the U.S. Securities Act of 1933, as amended, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.30 “Share” shall mean one share of Stock, as adjusted in accordance with Section 12 (if applicable).

2.31 “Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

2.32 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

2.33 “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

SECTION 3. TERM OF THE PLAN.

3.1 Except as provided in Section 5.1, unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date and ending immediately prior to the tenth (10th) anniversary thereof. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholder to approve the Plan shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

SECTION 4. ADMINISTRATION.

4.1 General Rule. The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further, however, that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to Employees and to Consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the Employee, Consultant or Director to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by such Employee, Consultant or Director, his or her present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

SECTION 5. ELIGIBILITY.

5.1 Persons Eligible. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any Employee of, Consultant to one or more of the Company and its Affiliates or to Directors; however, only Employees of the Company, and of any Parent or Subsidiary, shall be eligible for the grant of an Incentive Option; provided, however, that from and after the Closing (as defined in the Merger Agreement), no further Awards shall be granted under the Plan .

SECTION 6. AUTHORIZATION OF GRANTS.

6.1 General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. Any additional terms of an Award shall be set forth in an agreement evidencing the Award by and between the Company and the Participant.

6.2 Effect of Termination of Employment, Etc. Unless the Committee, in its sole discretion shall at any time determine otherwise with respect to any Award, and, except as otherwise provided in any Award Agreement, if the Participant’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant’s employer ceasing to be an Affiliate, (a) any outstanding Option of the Participant shall cease to be exercisable in any respect not later than three (3) months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Notwithstanding the foregoing, each Award Agreement shall provide the Participant with the right to exercise an Option following the Participant’s termination of service during the Option term, to the extent the Option was exercisable for vested shares upon termination of service, for at least thirty (30) days if termination of service is due to any reason other than cause, death or Disability, and for at least six (6) months after termination of service if due to death or Disability (but in no event later than the expiration of the Option term). If the Participant’s service is terminated for cause, the Award Agreement may provide that the Participant’s right to exercise the Option terminates immediately on the effective date of the Participant’s termination. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.3 Non-Transferability of Awards. Except as otherwise provided in this Section 6.3, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of an Award of a Nonstatutory Option, or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than 50% of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests.

SECTION 7. SPECIFIC TERMS OF AWARDS.

7.1 Prohibition on Repricing and Reload Grants.

(a) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 12 of the Plan), without stockholder approval (i) the exercise price of an Option may not be reduced, and (ii) no Option may be amended or cancelled for the purpose of repricing, replacing or regranting such Option with an exercise price that is less than the original exercise price of such Option.

(b) No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any Option.

7.2 Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administering any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 8.

SECTION 8. STOCK SUBJECT TO PLAN.

8.1 Share Limit. Subject to Sections 8.2 and 12, the aggregate number of Shares which may be issued under the Plan shall not exceed 4,061,367 Shares. The number of Shares which are subject to Options or other rights outstanding at any time shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares. Beginning on the date, if any, that the Company becomes subject to Section 162(m) of the Code, no more than 600,000 Options shall be granted to any Participant in any calendar year period.

8.2 Additional Shares. In the event that any outstanding Option or other right expires or is canceled for any reason, the Shares allocable to the unexercised portion of such Option or other right shall remain available for issuance pursuant to the Plan. If a Share previously issued under the Plan is reacquired by the Company pursuant to a forfeiture provision, right of repurchase or right of first refusal, then such Share shall again become available for issuance under the Plan; provided, however, that unless the Share was acquired pursuant to a forfeiture provision, the reissuance of such Share shall reduce the number of Shares which then remain available for issuance under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

SECTION 9. RESTRICTED STOCK.

9.1 Restricted Share Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement between the Participant and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions imposed by the Board, as set forth in the Award Agreement, that are not inconsistent with the Plan. The provisions of the various Award Agreements entered into under the Plan need not be identical.

9.2 Repurchase Rights and Transfer Restrictions. Each Restricted Stock Award shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

9.4 Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to Section 9.6 below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF CLOUD.COM, INC.’S AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN AND AN AWARD AGREEMENT ENTERED INTO BY THE REGISTERED OWNER AND CLOUD.COM, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF CLOUD.COM, INC.

9.6 Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

9.7 Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

9.8 Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 8.

9.9 Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

9.10 Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

SECTION 10. STOCK OPTIONS.

10.1 Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

10.2 Pricing.

(a) Exercise Price of Incentive Options. The price at which shares of Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Stock on the Grant Date, or not less than 110% of the Market Value of Stock on the Grant Date if the Optionee is a Ten Percent Owner.

(b) Exercise Price of Nonstatutory Options. The price at which shares of Stock may be acquired under each Nonstatutory Option shall not be less than 100% of the Market Value of Stock on the Grant Date.

10.3 Option Period. No Option may be exercised on or after the tenth anniversary of the Grant Date, or, with respect to Incentive Options, on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

10.4 Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

10.5 Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 19, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Stock having a Market Value equal to the exercise price of the shares to be purchased. If the Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Stock subject to an Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable.

10.6 Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

10.7 Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

10.8 Repurchase Rights and Transfer Restrictions. Shares purchased on exercise of Options shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions otherwise applicable to holders of Shares generally.

10.9 No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option. No adjustments shall be made, except as provided by Section 12.

SECTION 11. SETTLEMENT OF AWARDS.

11.1 In General. Awards shall be settled in accordance with their terms.

11.2 Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

11.3 Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, by-laws, or stockholders agreement of the Company. In addition, either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Stock issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

11.4 Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

11.5 Placement of Legends; Stop Orders; Etc. Each share of Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 11.4 in addition to any other applicable restriction under the Plan, the terms of the Award and to the fact that no registration statement has been filed with the Commission in respect to such shares of Stock. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

11.6 Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

SECTION 12. ADJUSTMENT PROVISIONS.

12.1 Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of [INSERT THE DATE OF APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE PLAN BY THE BOARD], 2011. Subject to Section 12, if subsequent to that date the outstanding shares of Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Stock, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar distribution with respect to such shares of Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 8, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

12.2 Dissolution or Liquidation. Upon dissolution or liquidation of the Company, other than as part of an Acquisition or similar transaction, each outstanding Option shall terminate, but the Optionee shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.

12.3 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

12.4 Related Matters. Any adjustment in Awards made pursuant to this Section 12 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, applicable repurchase prices for Restricted Stock and other financial objectives which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 12. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 12 shall result in an exercise price which is less than the par value of the Stock.

SECTION 13. CONSEQUENCES OF ACQUISITION.

13.1 Options.

(a) In the case of and subject to the consummation of an Acquisition, the Plan and all Options issued hereunder shall terminate upon the effective time of any such Acquisition unless provision is made in connection with the Acquisition for the assumption or continuation of Options theretofore granted by the successor entity, or the substitution of such Options with new Options of the successor entity or parent thereof, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any Acceleration hereunder and/or pursuant to the terms of any Award Agreement). In addition to, and in no way limiting the foregoing sentence, in the case of and subject to the consummation of an Acquisition, this Plan and all unvested Options hereunder may be assumed and all vested Options hereunder may be cancelled in return for a cash payment as set forth in Section 13.1(c).

(b) In the event of the termination of the Plan and all Options issued hereunder pursuant to this Section 13.1, each holder of Options shall be permitted, within a specified period of time prior to the consummation of the Acquisition as determined by the Committee, to exercise all such Options which are then exercisable or will become exercisable as of the effective time of the Acquisition; provided, however, that the exercise of Options not exercisable prior to the Acquisition shall be subject to the consummation of the Acquisition.

(c) Notwithstanding anything to the contrary in Section 13.1(a), in the event of an Acquisition, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Acquisition (the “Sale Price”) times the number of shares of Stock subject to outstanding Options (to the extent then vested and exercisable, including by reason of acceleration in connection with such Acquisition, at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding vested Options.

13.2 Restricted Stock.

(a) In the case of and subject to the consummation of an Acquisition, all Restricted Stock Awards issued hereunder shall be forfeited immediately prior to the effective time of any such Acquisition unless provision is made in connection with the Acquisition for the assumption or continuation of such Awards by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with an equitable or proportionate adjustment as to the number and kind of shares subject to such Awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(b) In the event of the forfeiture of shares of Restricted Stock issued hereunder pursuant to Section 13.2(a), such shares of Restricted Stock shall be repurchased from the holder thereof at a price per share equal to the lower of the original per share purchase price paid by the recipient (subject to adjustment as provided in Section 12) or the current Market Value of such shares, determined immediately prior to the effective time of the Acquisition.

(c) Notwithstanding anything to the contrary in Section 13.2(a) in the event of an Acquisition, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Restricted Stock in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of shares of Stock subject to such Awards, to be paid at the time of such Acquisition or upon the later vesting of such Awards.

SECTION 14. SECURITIES LAW REQUIREMENTS.

14.1 General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be listed.

14.2 Dividend Rights. An Award Agreement for Restricted Stock may require that the holders of Shares invest any cash dividends received in additional Shares. Such additional Shares shall be subject to the same conditions and restrictions as the award with respect to which the dividends were paid.

SECTION 15. LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS.

A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock subject to an Award, unless and until a certificate shall have been issued therefor and delivered to the Participant or his agent. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, advisory or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, advisory or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

SECTION 16. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments with respect to Options and other Awards hereunder, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 17. NON-EXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 18. TERMINATION AND AMENDMENT OF THE PLAN.

The Board may at any time terminate the Plan or make such modifications or amendments of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment. In any case, no termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of the recipient under such Award. To the extent that any terms or conditions of this Plan, as amended and restated, adversely affect the rights of a Participant pursuant to an Award outstanding prior to the effective date of the amendment and restatement, the terms of such existing Awards shall apply, unless the Participant has provided consent to such changes. In addition, the Board may not, without the approval of the stockholders of the Company obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions, amend the Plan to modify the provisions of Section 7.1 regarding the prohibitions on repricing and reload grants.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of such Award without his or her consent.

SECTION 19. NOTICES AND OTHER COMMUNICATIONS.

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its President and Chief Executive Officer (and with a copy sent contemporaneously to Pillsbury Winthrop Shaw Pittman LLP, the Company’s legal counsel), or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

SECTION 20. GOVERNING LAW.

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.